Exhibit 99.1

BNC Bancorp Reports 25% Increase in Second Quarter Earnings Per Share

          THOMASVILLE, N.C., Aug. 1 /PRNewswire-FirstCall/ -- BNC Bancorp (Nasdaq: BNCN) today reported operating results for the quarter and six-month periods ended June 30, 2005.

          For the quarter ended June 30, 2005, the Company reported net income of $1.11 million, an increase of 23% when compared to the $900,000 reported for the comparable quarter in 2004. Diluted earnings per share increased to $0.30 for the quarter, a 25% increase when compared to $0.24 reported for the same quarter in 2004.

          For the six-month period ended June 30, 2005, the Company reported net income of $2.07 million, an increase of 23% when compared to the $1.68 million reported for the first six months of 2005. Diluted earnings per share increased to $0.56 for the six-month period, compared to $0.45 reported for same period in 2004.

          Total assets as of June 30, 2005 were $563 million, an increase of 23% compared to the $458 million as of June 30, 2004.  Total loans on June 30, 2005 were $462 million, an increase of 25% from the $368 million reported as of June 30, 2004.  Deposits increased 23% over the same one-year period. Compared to balances at December 31, 2004, total loans increased $41 million, or 10% during the first six months of 2005.

          ”We are very pleased to report another strong quarter in terms of net income and asset growth. During the second quarter, net income grew 23%, diluted earnings per share were up 25%, and total assets increased 23% from year ago levels.  While we have experienced strong growth over the past two years, we are not looking for growth alone.  A successful growth strategy requires a dedication to strong asset quality and a strong correlation between the percentage growth in assets and earnings.  With assets and net income both reporting increases of 23%, we are very pleased that our growth is providing immediate gains for our shareholders,” said W. Swope Montgomery, Jr., President and CEO.  “For the quarter and six-month periods in 2005, our earnings have been driven by increases in net interest income of 23% and 24%, respectively.  Net interest income growth has been fueled by increases in the Bank’s commercial loan portfolio and a rising net interest margin.

          ”Asset quality, our number one priority, continues to be excellent with non-performing assets totaling only 0.46% of total assets.  As of June 30, 2005, non-accrual loans, other real estate owned, and loans 90 days past due and still accruing interest totaled $2.6 million compared to $3.1 million one year earlier and $1.7 million at the end of 2004. Net charge-offs to average loans for the first six months was at an annualized rate of 0.18%,” said Montgomery.

          ”As a continuation of our strategic plan to further improve our return on equity and enhance earnings per share for our shareholders, we successfully completed an $8 million placement of Junior Subordinated Debt Securities. These regulatory capital instruments, classified as Tier II capital, will enable the Company to continue to pursue its ambitious growth goals and further leverage our shareholders’ equity while remaining well capitalized by the regulatory agencies,” said Montgomery.

          BNC Bancorp is the parent company of Bank of North Carolina, a commercial bank that provides a complete line of banking and financial services to individuals and businesses through full-service banking offices located in the cities of Thomasville, High Point, Archdale, Lexington, Kernersville and Oak Ridge, North Carolina.  In addition, the Bank operates commercial and mortgage loan production offices in Salisbury and Winston-Salem, North Carolina.  Bank of North Carolina is insured by the FDIC and is an equal housing lender.  BNC Bancorp’s stock is quoted in the Nasdaq Small-Cap market under the symbol “BNCN.”

          CAUTION REGARDING FORWARD-LOOKING STATEMENTS
          This press release contains forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections. Please refer to BNC Bancorp’s filings with the Securities and Exchange Commission for a summary of important factors that could affect BNC Bancorp’s forward-looking statements. BNC Bancorp undertakes no obligation to revise these statements following the date of this press release.

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Months Ended

	June 30, 2005	June 30, 2004	% Change

SUMMARY STATEMENTS OF OPERATIONS
Interest income	$7,854	$5,452	44.1%
Interest expense	3,452	1,861	85.5
Net interest income	4,402	3,591	22.6
Provision for loan losses	525	230	128.3
Net interest income after provision for loan losses	3,877	3,361	15.4
Noninterest income	702	794	(11.6)
Noninterest expense	3,061	2,880	6.3
Income before income tax expense	1,518	1,275	19.1
Provision for income taxes	411	375	9.6
Net income	1,107	900	23.0
PER SHARE DATA
Earnings per share, basic	$0.32	$0.26	23.1%
Earnings per share, diluted	0.30	0.24	25.0
Weighted average common shares outstanding:
Basic	3,492,588	3,487,840
Diluted	3,701,636	3,724,346
PERFORMANCE RATIOS
Return on average assets	0.82%	0.84%
Return on average equity	14.02%	13.09%
Return on average tangible equity	15.77%	15.01%
Net yield on earning assets (taxable equivalent)	3.82%	3.64%
Average equity to average assets	5.88%	6.39%
Allowance for loan losses as a% of total loans	1.29%	1.30%
Non-performing assets to total assets, end of period	0.46%	0.68%
Ratio of net charge-offs to average loans outstanding	0.09%	0.04%

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data)
(Unaudited)

	For the Six Months Ended

	June 30, 2005	June 30, 2004	% Change

SUMMARY STATEMENTS OF OPERATIONS
Interest income	$14,854	$10,439	42.3%
Interest expense	6,216	3,457	79.8
Net interest income	8,638	6,982	23.7
Provision for loan losses	1,005	350	187.1
Net interest income after provision for loan losses	7,633	6,632	15.1
Noninterest income	1,319	1,429	(7.7)
Noninterest expense	6,101	5,712	6.8
Income before income tax expense	2,851	2,349	21.4
Provision for income taxes	786	670	17.3
Net income	2,065	1,679	23.0
PER SHARE DATA
Earnings per share, basic	$0.59	$0.48	22.9%
Earnings per share, diluted	0.56	0.45	24.4
Weighted average common shares outstanding:
Basic	3,490,335	3,490,443
Diluted	3,703,771	3,723,553
PERFORMANCE RATIOS
Return on average assets	0.79%	0.82%
Return on average equity	13.62%	12.26%
Return on average tangible equity	15.39%	14.07%
Net yield on earning assets (taxable equivalent)	3.82%	3.69%
Average equity to average assets	5.82%	6.39%

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Months Ended

	June 30, 2005	March 31, 2005	Dec. 31, 2004	Sept. 30, 2004	June 30, 2004	Dec. 31, 2003

SUMMARY STATEMENTS OF OPERATIONS
Interest income	$7,854	$7,001	$6,677	$6,055	$5,452	$4,741
Interest expense	3,452	2,765	2,428	2,144	1,861	1,506
Net interest income	4,402	4,236	4,249	3,911	3,591	3,235
Provision for loan losses	525	480	560	280	230	130
Net interest income after provision for loan losses	3,877	3,756	3,689	3,631	3,361	3,105
Noninterest income	702	617	876	885	794	680
Noninterest expense	3,061	3,040	3,087	3,064	2,880	2,607
Income before income tax expense	1,518	1,333	1,478	1,452	1,275	1,178
Provision for income taxes	411	375	386	418	375	246
Net income	1,107	958	1,092	1,034	900	932
PER SHARE DATA
Earnings per share, basic	$0.32	$0.27	$0.31	$0.30	$0.26	$0.27
Earnings per share, diluted	0.30	0.26	0.30	0.28	0.24	0.25
Weighted average common shares outstanding:
Basic	3,492,588	3,488,057	3,477,247	3,472,835	3,487,840	3,488,247
Diluted	3,701,636	3,706,348	3,692,041	3,705,615	3,724,346	3,713,206
PERFORMANCE RATIOS
Return on average assets	0.82%	0.76%	0.88%	0.91%	0.84%	1.00%
Return on average equity	14.02%	13.18%	15.06%	14.53%	13.09%	13.89%
Return on average tangible equity	15.77%	14.97%	17.14%	16.58%	15.01%	16.01%
Net yield on earning assets (taxable equivalent)	3.82%	3.82%	3.81%	3.62%	3.64%	3.90%
Average equity to average assets	5.88%	5.76%	5.82%	6.25%	6.39%	7.23%

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands)
(Unaudited)

	As of

	June 30, 2005	June 30, 2004	% Change

SELECTED BALANCE SHEET DATA
End of period balances
Total loans	$461,808	$368,183	25.4%
Allowance for loan losses	5,948	4,804	23.8
Loans, net of allowance for loan losses	455,860	363,379	25.5
Securities, available for sale	41,618	33,237	25.2
Total Assets	563,299	457,547	23.1
Deposits:
Noninterest-bearing deposits	43,606	33,268	31.1
Interest-bearing demand and savings	132,823	161,329	(17.7)
CD’s and other time deposits	278,759	176,913	57.6
Total deposits	455,188	371,510	22.5
Borrowed Funds	73,266	57,149	28.2
Total interest-bearing liabilities	484,848	395,391	22.6
Shareholders’ Equity	31,426	27,151	15.8

	As of

	June 30, 2005	March 31, 2005	Dec. 31, 2004	Sept. 30, 2004	June 30, 2004	Dec. 31, 2003

SELECTED BALANCE SHEET DATA
End of period balances
Total loans	$461,808	$441,495	$420,838	$393,391	$368,183	$303,732
Allowance for loan losses	5,948	5,636	5,361	5,122	4,804	4,598
Loans, net of allowance for loan losses	455,860	435,859	415,477	388,269	363,379	299,134
Securities, available for sale	41,618	38,655	35,428	34,341	33,237	31,671
Total Assets	563,299	528,178	497,549	483,599	457,206	372,281
Deposits:
Noninterest- bearing deposits	43,606	40,954	34,485	34,646	33,268	30,090
Interest- bearing demand and savings	132,823	140,670	151,272	154,785	161,329	153,387
CD’s and other time deposits	278,759	246,801	205,723	200,673	176,913	113,265
Total Deposits	455,188	428,425	391,480	390,104	371,510	296,742
Borrowed Funds	73,266	67,561	73,771	62,213	56,808	46,535
Total interest- bearing liabilities	484,848	455,032	430,766	418,167	395,391	313,187
Shareholders’ Equity	31,426	29,927	29,037	28,687	27,151	26,493

SOURCE  BNC Bancorp
          -0-                                        08/01/2005
          /CONTACT:  W. Swope Montgomery, Jr., President and CEO of BNC Bancorp, +1-336-476-9200/
          /Photo:  http://www.newscom.com/cgi-bin/prnh/20030917/BNCLOGO
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          /Web site:  http://www.bankofnc.com /

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